SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 20, 1996


                       FIRST MIDWEST FINANCIAL, INC.
         (Exact name of registrant as specified in its charter)


  Delaware                       0-22140               42-1406262
(State or other jurisdiction (Commission File No.)    (IRS Employer
     of incorporation)                                 Identification No.)

Fifth at Erie, Storm Lake, Iowa                                   50588
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (712) 732-4117


                               N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

     On May 20, 1996, the Registrant issued the attached press release.

Item 7.    Financial Statements and Exhibits

     (a)  Exhibits

          1.   Press release, dated May 20, 1996.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIRST MIDWEST FINANCIAL, INC.




Date: May 20, 1996            By:  /s/ Donald J. Winchell
                                   Donald J. Winchell, Vice President,
                                   Treasurer, Chief Financial Officer and
                                   Principal Accounting Officer

                              FOR IMMEDIATE RELEASE:
                              Contact:  Kristi L. Frey
                              Telephone:  712-732-4117

FIRST MIDWEST FINANCIAL, INC. OF STORM LAKE, IOWA TO ACQUIRE

SECURITY STATE BANK OF STUART, IOWA:  (Storm Lake, Iowa - May 20, 1996)

James S. Haahr, President and Chief Executive Officer of First Midwest Financial, Inc., Storm Lake, Iowa (NASDAQ: "CASH"), the holding company of First Federal Savings Bank of the Midwest, Storm Lake, Iowa, announced today that First Midwest has entered into a definitive agreement to acquire Central West Bancorporation, the holding company of Security State Bank, Stuart, Iowa, for estimated aggregate consideration valued at approximately $5.3 million or approximately $73.00 per share, to be paid 75% in common stock of First Midwest and 25% in cash. First Midwest expects to issue approximately 173,000 shares of its common stock to the Central West stockholders.

After acquiring Central West, First Midwest will hold Security State Bank as a separate subsidiary of First Midwest. Claude F. Havick, President of Security State Bank, will continue to serve as President of Security State Bank after the acquisition.

The acquisition, which will be accounted for as a purchase, is subject to approval by the Federal Reserve Board and the Iowa superintendent of banking. The stockholders of Central West have approved the acquisition. After completion of the acquisition, Security State Bank and First Federal will continue to exceed their minimum regulatory capital requirements.

At March 31, 1996, First Midwest had assets of approximately $310 million, deposits of approximately $201 million and stockholders' equity of approximately $39 million. First Midwest's savings bank subsidiary, First Federal, serves the Des Moines market through the Des Moines office of its Iowa Savings Bank Division, the northwest Iowa market through its seven offices in northwest Iowa, and the Brookings, South Dakota market through the Brookings offices of its Brookings Federal Division.

At March 31, 1996, Central West had assets of approximately $30 million, deposits of approximately $27 million and stockholders' equity of approximately $2.5 million. Security State Bank's offices in Stuart, Casey and Menlo, Iowa will continue to operate after the acquisition.

Commenting on the acquisition, Mr. Haahr stated, "We are very pleased to make this announcement, as Central West Bancorporation is the first commercial bank holding company acquired by First Midwest. Located approximately 30 miles west of Des Moines, Security State Bank's offices in Stuart, Casey and Menlo will further enhance our market position in south central Iowa. Additionally, we are delighted that Claude Havick has agreed to continue serving as President of Security State Bank."

Mr. Havick commented, "Security State Bank remains committed to serving the financial needs of our market area. The additional resources and financial strengths resulting from this transaction will further support that commitment and enable us to expand customer services."

For further information, contact:
Kristi L. Frey
Director of Investor Relations
First Midwest Financial, Inc.
Fifth at Erie
Storm Lake, Iowa  50588
712-732-4117

Claude F. Havick, President
Security State Bank
615 South Division
Stuart, Iowa  50250
515-523-2203


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